Exhibit 99.2

Mace Security International & Lawndale Capital Management Announce the
                      Avoidance of a Proxy Fight

                     Improving Board Independence

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Oct. 15, 2007--Mace Security International, Inc. ("Mace") (Nasdaq:MACE) and Lawndale Capital Management, LLC ("Lawndale Capital"), a shareholder of Mace, today announced Mace's plan to adopt certain corporate governance enhancements and Mace's intention to expand its Board of Directors from five to six members, as part of their understanding to avoid a proxy fight.

    The corporate governance enhancements to be adopted are intended to increase the independent composition and functioning of Mace's Board. As a result of the plan, Mace will migrate to a six-person Board, consisting of five Independent directors, three who are not presently on Mace's Board plus two continuing Independent directors. The sixth Board member will be CEO, Louis Paolino, Jr. who will remain Mace's Chairman. Two of the three new independent directors have extensive security products industry experience and the third new independent director has extensive accounting and finance experience. The changes to the Board's composition will be completed upon the election of the slate Mace's Board nominates for the 2007 Annual Meeting.

    As disclosed in its securities filings, Lawndale Capital requested that Mace's Board of Directors be expanded from its current size of five members to seven through the addition of three new independent directors and the departure from Mace's Board of one non-independent director. In Lawndale Capital's request, Lawndale Capital recommended four potential independent nominees for Mace's consideration. Mace has agreed for the upcoming 2007 Annual Meeting to expand its Board to six members, proposing the following slate: two of the four independent directors submitted by Lawndale Capital: Dennis Raefield and Gerald LaFlamme; one independent director submitted by Mace: Jack C. Mallon; and three current Board members: Mark Alsentzer, Dr. Constantine Papadakis and Louis D. Paolino, Jr.

    By the end of October 2007, Mace will expand its Board to six members, and intends to appoint Dennis Raefield to the Board.

    Lawndale also requested that Mace adopt certain By-Law amendments and amend its Corporate Governance guidelines. Mace had no problem agreeing to these two requests.

    1. Mace will adopt a By-Law amendment that mandates at least 66 2/3rd of the Board shall be "Independent" as defined in the amendment.

    2. Mace will amend its Corporate Governance Guidelines to provide that its independent directors will make all Board Committee assignments by majority vote.

    In a letter written to Mace's Board of Directors, Lawndale Capital commended Mace's Board for its actions and intends to support the proposed slate for the 2007 Annual Meeting. Lawndale Capital also stated that it does not intend to continue its proxy contest, and looks forward to working with the Company to increase shareholder value.

    Mace is pleased to have reached an understanding with Lawndale Capital, and also looks forward to increasing shareholder value.

    About Mace

    Mace Security International, Inc. is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name, Mace(R). The Company is also an online and digital media e-commerce business. Mace owns and operates car and truck washes, and had previously announced that it is exiting this segment of its business. Mace's web site is www.mace.com.

    Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intend to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, limited capital resources, the effects of weather on the demand for car care services, the effects of rapid growth on Mace and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete against established competitors, regulatory matters, the effects of competition, and our ability to obtain additional financing. Such factors could materially adversely affect Mace's financial performance and could cause Mace's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained under the heading "Risk Factors" in Mace's SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should be read in conjunction with the financial statements and notes contained in Mace's annual reports on Form 10-K and quarterly reports on Form 10-Q.

    CONTACT: Mace Security International, Inc.
             Eduardo Nieves, Jr., Vice President, Marketing & IR
             954-449-1313
             www.mace.com